Exhibit 99.1

Joint News Release

TOSHIBA MEDICAL SYSTEMS CORPORATION TO ACQUIRE VITAL IMAGES, INC. FOR $18.75
PER SHARE IN ALL CASH TRANSACTION

Vital Images signs merger agreement with TMSC; Combination to Strengthen TMSC’s Global
Healthcare Imaging Solutions Business

Vital Images Shareholders to Receive $18.75 in Cash per Share

Minneapolis, Minnesota April 27, 2011 and Tokyo, Japan April 28, 2011 — Toshiba Medical Systems Corporation (“TMSC”) and Vital Images, Inc. (Nasdaq: VTAL) (“Vital Images”) announced today that they have entered into a definitive agreement pursuant to which a subsidiary of TMSC (“Merger Sub”) will acquire all of the outstanding shares of common stock of Vital Images for $18.75 per share, or approximately $273 million in the aggregate, through a cash tender offer followed by a merger.

Under the terms of the agreement, which has been unanimously approved by each of Vital Images’ and TMSC’s boards of directors, Vital Images’ shareholders will receive $18.75 in cash for each outstanding share of Vital Images common stock they own. This represents a 39 percent premium over the volume-weighted average Vital Images share price for the past 30 calendar days.

Satoshi Tsunakawa, chief executive officer of TMSC, said: “After a decade-long successful partnership spanning more than 50 countries, TMSC is taking the partnership to the next level. We have enormous respect for Vital Images’ products, pipeline and people, and look forward to working with their highly skilled team to enhance clinical value for patients throughout the world. This transaction will allow TMSC to significantly strengthen its Imaging Solutions business by integrating our technologies to meet the global demand for advanced visualization and imaging informatics provided to healthcare professionals and through healthcare IT providers.”

Michael Carrel, CEO of Vital Images, stated: “This is a great day for Vital Images’ shareholders, employees, customers and partners. TMSC has been our largest customer for a decade, as well as a strategic development partner. We will combine forces to enhance the multi-modality platform we have been marketing to hospitals in the U.S. and overseas. This transaction means we can now accelerate our global presence with the strength and backing of TMSC.”

Under the terms of the agreement, it is anticipated that Merger Sub will commence a tender offer for all of the outstanding shares of Vital Images by May 11, 2011.

The closing of the tender offer is conditioned on, among other things, the tender of at least a majority of the outstanding shares of Vital Images’ common stock on a fully diluted basis, required regulatory approvals, including those of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.  It is expected that the transaction will close in the second or third quarter of 2011.

For this transaction, Morgan Stanley & Co. Incorporated acted as financial advisor to TMSC and Simpson Thacher & Bartlett LLP is acting as TMSC’s legal counsel.  Piper Jaffray & Co. acted as financial advisor to Vital Images and Faegre and Benson LLP is acting as Vital Images’ legal counsel.

Vital Images’ Commentary on First Quarter Earnings

On a preliminary basis, Vital Images’ revenue for the first quarter of 2011 was better than expected for its non-TMSC business, although revenues pertaining to TMSC were negatively affected by TMSC’s business.  While overall first quarter 2011 revenue was better than first quarter of 2010, it will be slightly below analyst expectations.  Earnings were largely in-line with expectations.  Vital Images expects to report full first quarter financial results on May 2, 2011; however, in light of the pending transaction, the first quarter earnings conference call on May 5, 2011 has been cancelled.

About TMSC

TMSC was established in October 2003 when the Medical Systems Division of Toshiba Corp became an independent group company specializing in medical diagnostic imaging systems. The company is a leading worldwide provider of diagnostic imaging systems and comprehensive medical solutions, such as CT, X-ray and vascular, ultrasound, nuclear medicine, and MRI systems, as well as information systems for medical institutions.  TMSC has been providing medical products for over 80 years.

Toshiba Corp is a worldwide leader in technology, electronic and electrical products, digital consumer products, electronic devices and components, power systems, industrial and social infrastructure systems and home appliances.  Toshiba Corp was founded in 1875, and today operates a global network of more than 742 companies, with 204,000 employees worldwide and annual sales surpassing US$68 billion.

About Vital Images, Inc.

Vital Images, Inc. is a leading provider of advanced visualization and analysis software for physicians and healthcare specialists. The company’s software provides users productivity and communication tools to improve patient care that can be accessed throughout the enterprise anytime, anywhere via the Web. Established in 1988 and headquartered in Minneapolis, Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc.  Vital disclaims any proprietary interest in the marks and names of others.

The Vital Images, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5843

Notice to Investors

The tender offer for the outstanding shares of Vital Images common stock described in this press release has not yet commenced.  This press release is neither an offer to purchase nor a solicitation of an offer to sell securities.  The solicitation and the offer to buy shares of Vital Images’ common stock will be made pursuant to an offer to purchase and related materials that Merger Sub and TMSC expect to file with the U.S. Securities and Exchange Commission (SEC).  At the time the tender offer is commenced, Merger Sub and TMSC will file a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other tender offer documents) with the SEC and Vital Images will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.  Shareholders of Vital Images are strongly advised to read the tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the related solicitation/recommendation statement when they become available because they will contain important information that Vital Images shareholders should consider before making any decision regarding tendering their shares.  These materials (and all other materials filed by Vital Images with the SEC) will be available to all shareholders of Vital Images at no expense to them on the SEC’s website at www.sec.gov.  Free copies of the tender offer statement and related materials and the solicitation/recommendation statement, when available, may be obtained from the information agent for the tender offer.

Forward-Looking Statements

This press release contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements in this press release include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing.  All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties.  Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include:  risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of Vital Images’ shareholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause Vital Images’ actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in Vital Images’ filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC.  Copies of Vital Images’ filings with the SEC may be obtained at the “Investors” section of Vital Images’ website at www.vitalimages.com.  The forward-looking statements made in this release are made only as of the date of this release, and Vital undertakes no obligation to update them to reflect subsequent events or circumstances.

CONTACTS:
At TMSC: Charlene DeBar Phone: +1-714-669-7811 E-mail: cdebar@tams.com	At Vital Images: Peter J. Goepfrich Chief Financial Officer (952) 487-9500

Hiroyuki Tachikawa Phone: +81-###-##-#### E-mail: hiroyuki.tachikawa@toshiba.co.jp	PADILLA SPEER BEARDSLEY: Nancy A. Johnson, (612) 455-1745 Marian Briggs, (612) 455-1742 Email: njohnson@psbpr.com / mbriggs@psbpr.com

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